Exhibit 23.4

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Joint Registration and Proxy Statement on Form S-4 (“Registration Statement”) of our report, dated July 24, 2022, relating to the consolidated financial statements of Tingo Mobile PLC, a wholly-owned subsidiary of Tingo, Inc. (the “Company”) (which report expresses an unqualified opinion), which appears in the Registration Statement.

OLAYINKA OYEBOLA & CO.

(Chartered Accountants)

We have served as the Company's auditor since February 2020.

July 24, 2022

Lagos, Nigeria